                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Oxford
Health Plans, Inc. for the registration of $200,000,000 of 11% Senior Notes due 2005 and to the incorporation by reference therein of our report dated March 9, 1999, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Stamford, Connecticut
June 18, 1999